UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2022 (April 18, 2022)

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 18, 2022, Monroe Capital BDC Advisors, LLC (the “Adviser”) agreed to permanently reduce the Base Management Fee, Income Based Fee and Capital Gains Fee (each as defined in the Investment Advisory and Management Agreement (the “Investment Management Agreement”)), dated as of December 5, 2018, payable by Monroe Capital Income Plus Corporation (the “Fund”) pursuant to a Fee Waiver Letter (the “Fee Waiver Letter”) beginning with the quarter ended June 30, 2022 (the “Effective Quarter”).

As of and beginning with the Effective Quarter, the Base Management Fee, payable quarterly in arrears, will be calculated (i) prior to any Exchange Listing or any future quotation or listing of its securities on any other public trading market, at an annual rate of 1.25% of average total assets (which includes assets financed using leverage) (the “Reduced Base Management Fee”) and (ii) following an Exchange Listing, calculated at an annual rate of 1.75% of average invested assets (calculated as total assets excluding cash).

As of and beginning with the Effective Quarter, prior to an Exchange Listing, the Company shall pay the Adviser an Income Based Fee with respect to the Company’s pre-incentive fee net investment income in each calendar quarter as follows (the “Reduced Income Based Fee”):

(A)	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the Hurdle Rate of 1.50% (6% annually);

(B)	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Rate but is less than 1.6875% in any calendar quarter prior to an Exchange Listing or less than 1.88% in any calendar quarter following an Exchange Listing; and

(C)	prior to an Exchange Listing, 12.5% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.6875% in any calendar quarter, or following an Exchange Listing, 20% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.88% in any calendar quarter.

As of and beginning with the year ended December 31, 2022 (the “Effective Year”), the Capital Gains Fee will be calculated and payable in arrears at the end of each fiscal year (or, upon termination of the Investment Management Agreement pursuant to Section 10 thereof, as of the termination date) based on the Company’s net capital gains. For purposes of the Investment Management Agreement, net capital gains are calculated by subtracting (A) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (B) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of the relevant calendar year, then the Capital Gains Fee for such year shall be equal to 12.5% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years (the “Reduced Capital Gains Fee”). If such amount is negative, then there shall be no Reduced Capital Gains Fee for such year. If the Investment Management Agreement shall terminate as of a date that is not a calendar-year end, the termination date shall be treated as though it were a calendar-year end for purposes of calculating and paying a Reduced Capital Gains Fee. Any Reduced Capital Gains Fee for any partial year shall be prorated based on the number of days in such year.

The description above is qualified in its entirety by reference to a copy of the Fee Waiver Letter, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

Exhibit No.	Description

10.1	Fee Waiver Letter delivered to Monroe Capital Income Plus Corporation by Monroe Capital BDC Advisors, LLC, dated April 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: April 22, 2022	By:	/s/ Lewis W. Solimene, Jr.
Lewis W. Solimene, Jr.
Chief Financial Officer, Treasurer and Corporate Secretary